Exhibit 99
News Release
[LOGO]	First Midwest Bancorp, Inc.		First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE		CONTACT:	James M. Roolf
(630) 875-7463
TRADED:	Nasdaq		Steven H. Shapiro
SYMBOL:	FMBI		(630) 875-7345 www.firstmidwest.com

FIRST MIDWEST BANCORP HIRES EXECUTIVE VICE PRESIDENT AND CORPORATE SECRETARY

ITASCA, IL, JANUARY 14, 2003 - (Nasdaq: FMBI) John M. O'Meara, President and Chief Executive Officer of First Midwest Bancorp announced today the election of Steven H. Shapiro to the position of Executive Vice President/Corporate Secretary. Shapiro's duties will focus on both corporate governance and investor relations matters, and he will report directly to the Chief Executive Officer.

Shapiro joins First Midwest from FMC Technologies, Inc., where he served as Deputy General Counsel and Assistant Secretary. He holds a law degree from the University of Chicago and A.B. in Economics from Columbia University in New York. He resides in Highland Park, Illinois, with his wife and three children.

With assets of approximately $6 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management and related financial services to a broad array of customers through some 70 offices located in more than 40 communities primarily in northern Illinois.